TERM SHEET FOR REDEMPTION OF
CONVERTIBLE NOTES

This Term Sheet is entered into by and among Kiwa Bio-Tech Products Group Corporation (the “Company”) and FirsTrust Group, Inc. (the “FirsTrust Group.”) as of October 7, 2008.

WHEREAS, the Company issued to Nite Capital LP Callable Secured Convertible Notes (the “6% Notes”), pursuant to a Securities Purchase Agreement dated as of June 29, 2006 (the “Purchase Agreement”);

WHEREAS, Nite Capital LP has transferred 6% Notes to FirsTrust Group and the Company has reissued FirsTrust Group 6% Notes on March 25, 2008;

WHEREAS, pursuant to Section 4(e) of the Purchase Agreement, as the current holder of 6% Notes, FirsTrust Group has certain rights of participation with respect to new equity financings (or debt financings with an equity component) (the “Participation Right”); and

WHEREAS, the Company is seeking to obtain new financing and desires to prepay all amounts outstanding under the 6% Notes, including principal and accumulated interest.

NOW THEREFORE, both parties agree on the following terms and conditions:

●	FirsTrust Group waives its participation right with respect to any new financing that closes before October 31, 2008;

●	FirsTrust Group hereby agrees to suspend conversions of principal and accrued interest under the 6% Notes from October 7, 2008 until October 31, 2008;

●
The Company agrees that if a new financing is completed, all of the 6% Notes held by FirsTrust Group shall be redeemed for an aggregate payment of $200,000 (the “Payment Amount”), which, when paid will constitute final settlement and satisfaction of all outstanding claims amounts due to FirsTrust Group under 6% Notes.

●	The Company shall pay FirsTrust Group the Payment Amount within thirty (30) days of the closing of new financing, but no later than October 31, 2008.

●
The Company hereby agrees that if payment of the Payment Amount is not made to FirsTrust Group by October 31, 2008, the 6% Notes shall automatically be amended to remove any and all limitations on FirsTrust Group’s right to convert the 6% Notes pursuant to Section 1.2(a) of the 6% Notes or the Acknowledgement and Agreement Regarding Terms of 6% Secured Convertible Notes, by and among the signatories thereto, and all rights and consents hereby granted by FirsTrust Group to the Company to raise new financing shall be null and void as if never granted.

FIRSTRUST GROUP, INC. /s/ PATRICK KO	KIWA BIO-TECH PRODUCTS GROUP CORPORATION /s/ WEI LI

___________________	___________________
By: Patrick Ko Chief Executive Officer	By: Wei Li Chief Executive Officer